Exhibit 10.1

AMENDMENT TO CONSULTING AGREEMENT

THIS AMENDMENT TO CONSULTING AGREEMENT dated for reference the 12th day of October, 2017.

BETWEEN:

CORVUS GOLD NEVADA INC., a body corporate, duly incorporated under the laws of the State of Nevada, having an office at 9137 Ridgeline Boulevard, Suite 250, Highlands Ranch, Colorado, USA 80129

(the “Company”)

AND:

BLUE PEGASUS CONSULTING INC., of 824 Gauthier Avenue, Coquitlam, British Columbia, Canada, V3K 1R9

(hereinafter referred to as the “Consultant”)

AND:

PEGGY WU

(hereinafter referred to as the “Principal”)

WHEREAS:

A.	WHEREAS, the Company and the Consultant are parties to a certain Consulting Agreement dated June 1, 2011 (the “Consulting Agreement”),

B.	AND WHEREAS, the Company desires to ensure the retention of the Consultant and the Principal to continue to provide services to the Company and, accordingly, the Company and the Consultant desire to amend certain provisions of the Consulting Agreement;

C.	Capitalized terms not otherwise defined herein shall have the meaning set forth in the Consulting Agreement;

NOW THEREFORE for valuable consideration, the receipt of which is hereby mutually acknowledged, the Company and the Consultant agree as follows:

1.	As of the date of this Amendment, Section 9.1 of the Consulting Agreement is deleted and replaced as follows:

“9.1 Either party may terminate this Agreement without cause, by providing thirty (30) days’ advance written notice to the other party. The Company may terminate this Agreement immediately for cause without advance written notice. Cause shall include, but not be limited to, any material breach of this Agreement or material misconduct or negligence in the performance of the Services. Upon termination, without cause, the Consultant will be entitled to payment for all Base Fees and Payments earned or incurred during the term of this Agreement, but shall not thereafter be entitled to any Base Fees or Payments.”

2.	As of the date of this Amendment, Section 9.2 is added to the Consulting Agreement as follows:

“9.2 If, within six (6) months of a Change of Control, (A) the Company terminates this Agreement for any reason other than for cause, as set forth in Section 9.1(a), or (B) the Consultant terminates this Agreement as a result of a material breach of this Agreement by the Company, then the Company shall pay Consultant two (2) times Consultant’s annual Base Fees and Payments.

(a)       For purposes of this Agreement, “Change in Control” shall mean the consummation of any of the following transactions effecting a change in ownership or control of the Company:

(i)       a merger, consolidation or reorganization, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly, and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction; or

(ii)       any transfer, sale or other disposition of all or substantially all of the Company’s assets; or

(iii)      the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly, controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of applicable Canadian securities laws and/or Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a take-over bid, tender or exchange offer made directly to the Company’s stockholders that the Board does not recommend such stockholders to accept.

In no event, however, shall a Change in Control be deemed to occur in connection with (i) a merger of the Company, the sole purpose of which is to change the domicile of the Company, or (ii) any public offering of Common Stock, the primary purpose of which is to raise capital.”

With the exception of the foregoing changes, the Consulting Agreement shall continue in full force and effect and the Consulting Agreement and this Amendment to Consulting Agreement Amendment shall be construed as one and the same instrument. This Amendment to Consulting Agreement may be executed in counterparts which taken together form one and the same agreement and may be executed and delivered electronically.

This Amendment is accepted and agreed as of October 12, 2017.

CORVUS GOLD NEVADA INC.

Per:
Authorized Signatory
JEFFREY A. PONTIUS, CEO

BLUE PEGASUS CONSULTING INC.,

Per:
Peggy Wu, President

SIGNED, SEALED and DELIVERED by
Peggy Wu in the presence of:		)
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Name		)	Peggy Wu
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